Exhibit 10.9

Maximum Comprehensive Credit Line Contract

[two partial seals of Agricultural Bank and NeoPhotonics

superimposed on right margin]

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Maximum Comprehensive Credit Line Contract

Contract no.: No. 81001200800000826

Debtor (Name in full):    NeoPhotonics (China) Co., Ltd. (hereinafter referred to as “Party A”)

Creditor (Name in full):  Agricultural Bank of China Shenzhen Huaqiao City Branch (hereinafter referred to as “Party B”)

This Contract is hereby made between both Parties after reaching an agreement through consultation in accordance with the relevant State laws and regulations.

Article 1  The maximum comprehensive credit line refers to the credit line of all business types agreed upon and provided to Party A by Party B, which is available for use by Party A within a specific term.

Article 2  Details of Credit Line

1.	The maximum comprehensive credit line that Party B provides to Party A is equivalent to RMB (in words) FIFTY MILLION YUAN ONLY, of which:

(1)    the portion used for RMB and foreign currency credit line is equivalent to RMB (in words) FIFTY MILLION YUAN ONLY, of which the amount of foreign currency used shall not exceed USD (in words)    /      .

(2)    the portion used for credit line of other business types is equivalent to RMB (in words)    /      , of which the amount of foreign currency used shall not exceed USD (in words)    /      .

2.	The maximum comprehensive credit line is to be used for the following business types (those with a “✓“):

☑RMB/Foreign Currency Loans	☐ Commercial Draft Acceptance	☐ Commercial Draft Discounting

☐ L/C Issuance Finance	☐ Import Bill Advance	☐ Export Bill Purchase	☐ Bank Guarantee

☑ Other Services:	charging 20% security deposit for bills

3.	Term of credit: From 3 November 2008 to 2 November 2009. The term refers only to the period of occurrence of business activities using the credit line under this Credit Line Contract, the expiry date shall not be bound by this term.

4.	The commencement date, expiry date, amount, interest rate and fees of each specific business activity using the credit line under this Credit Line Contract shall be based on each specific business contract and documentary proof.

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Article 3 Use of Credit Line

1.	When Party A needs to use the credit line hereunder, it shall submit an application for each transaction to Party B. Party B is entitled to carry out a review by taking into consideration factors such as its own capital, operations of Party A and the financing purposes. Upon approval by Party B of the transaction, both parties shall enter into a specific business contract.

2.	Within the term of credit agreed hereunder, Party A can apply for revolving credit line for all business types agreed hereunder. However, the sum of outstanding credit line balance used shall not exceed the maximum comprehensive credit line agreed hereunder. The credit line for RMB and foreign currency loans can be used for other business types, but the credit line for other business types shall not be used for RMB and foreign currency loans.

3.	All the outstanding credit line shall be removed automatically upon expiry of the term of credit. No further application of the outstanding credit line from Party A is allowed.

Article 4    Adjustment of Credit Line

Should any of the following events occur during the course of performance of this Contract which may affect Party B’s interests hereunder, Party B is entitled to adjust the maximum comprehensive credit line, cease the use of credit line by Party A and remove any outstanding credit line of Party A.

1.	Material adverse changes occur in the markets related to Party A’s business operation, or substantial changes in the monetary policies of the State.

2.	Major difficulties encounter in the business operation of Party A, or material adverse changes occur in its financial status.

3.	Party A is involved in material litigation or arbitration, or material default occurs in the contracts signed with other creditors.

4.        The repayment ability of the guarantor providing guarantee for the credit hereunder diminishes, or there is damage or an apparent decrease in value of the collaterals and pledged assets.

5.        Party A expressly indicates or indicates through its acts that it does not perform the agreed obligations under this Contract or any specific business contract during the validity of this Contract.

6.        Party A has lost its goodwill.

7.        The key person-in-charge of Party A is accused of criminal offence, or Party A’s properties are attached or seized.

8.        Party A’s transferring of assets, rechanneling of funds, avoidance of liabilities and other acts to the detriment of Party B’s interests.

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9.        Party A does not perform the obligations stipulated in this Contract or any specific business contract.

10.      Other events in which Party A has lost or may lose its ability to discharge liabilities.

Article 5 Rights and Obligations of Party A

1.	It is entitled to apply for the use of the maximum comprehensive credit line in accordance with the stipulations of this Contract.

2.	To open a settlement account in the business organizations of Party B, so as to manage the relevant issues arising from the use of the credit line hereunder.

3.	To provide true and complete accounting reports and the relevant materials and information such as all the names, account numbers and loan-deposit balances of all the banks that it has opened bank accounts to Party B on a monthly (monthly/quarterly/annually) basis, and to cooperate proactively with Party B’s inspection and supervision.

4.	To strictly abide by the stipulations under each specific business contract herein.

5.	In the event that the credit line balance already used exceeds the comprehensive credit line agreed hereunder due to exchange rate fluctuations, Party A shall repay the amount in excess of the limit or deposit the corresponding guarantees immediately.

6.	Should any of the following events occurs, it shall notify Party B in writing within 5 days upon the occurrence of events, and carry out security measures of contract claim endorsed by Party B:

(1)	Changes in subsidiary relationship with its parent company, movement of key personnel, amendments of articles of association of the company and adjustment of organization structure etc.

(2)	Stoppage of production, business suspension, cancellation of registration, business license being revoked or petition for bankruptcy.

(3)	Deterioration of financial conditions, serious difficulties of production and operation or occurrence of material litigation or arbitration.

(4)	Changes in items such as name, domicile, legal representative and contact methods.

(5)	Other matters with material adverse effects upon the realization of debts by Party B.

7.	Prior consent from Party B shall be obtained before conducting the following acts, and it shall carry out debt repayment measures endorsed by Party B:

(1)    To conduct contracting, leasing, shareholding reform, joint operation, merging, acquisition, division, joint venture, asset transfer, reduction in

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registered capital, application for business stoppage for ratification, application for dissolution, filing a bankruptcy request as well as other acts which amount to changes in the credit and debt relationship hereunder or affect the realization of debts by Party B.

(2)      To provide guarantee for other parties or provide security or pledge to a third party with its major properties, the results of which may affect the ability to repay the liabilities under this Contract.

8.	In the event that the guarantor under this Contract experiences events such as stoppage of production, business suspension, cancellation of registration, business license being revoked, bankruptcy or operating loss, partial or total loss of guarantee ability relevant to this Contract, or there is a reduction in value of the collaterals, pledged assets and pledging rights secured under this Contract, Party A shall provide other guarantee methods that are endorsed by Party B promptly.

    9.  It shall not enter into any contract with a third party which is to the detriment of Party B’s interests hereunder.

Article 6 Rights and Obligations of Party B

1. It shall handle and review Party A’s application for use of credit line promptly.

2. It has the right to request Party B to provide documents, materials and information such as accounting reports as scheduled, so as to get known of Party A’s production and operation, financial activities, inventory of materials and use of credit Line etc.

3. To call back or call back in advance the principal plus interest on the credit used by Party A and the relevant charges in accordance with this Contract and each specific business contract, which can be directly transferred out of and collected from Party A’s account.

4. In the event that Party A does not perform the repayment obligations under any specific business contract, Party B can make public disclosure in respect of Party A’s default.

    Article 7 Default Liability

    In the event that Party A is breach of any of the stipulations under this Contract or any specific business contract hereunder, Party B is entitled to adjust the maximum comprehensive credit line, cease the use of credit line by Party A, or remove the use of outstanding credit line by Party A; and Party B is also entitled to go after Party A regarding the latter’s default liabilities pursuant to the specific business contract.

    Article 8 Guarantee

    In the event that guarantee is needed for the liabilities incurred under this

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Contract, a separate guarantee agreement shall be executed.

Article 9 Dispute Resolution

Any dispute arising during contractual performance may be resolved by both Parties through consultation, and by method 1 below:

  1.      Litigation. Governed by the People’s Court of the place of Party B’s residence.

  2.      Arbitration. Filed with             /             (full name of arbitration authority) for arbitration pursuant to arbitration rules.

  During litigation or arbitration, this Contract shall continue to be performed except for the articles in dispute.

Article 10 Miscellaneous

1.	When Party A uses the credit line under this Contract, each specific business contract entered into with Party B and its relevant documents such as documentary proof, lists, applications/undertakings shall constitute an integral part of this Contract.

2.	Should there be any inconsistencies between the contents of this Contract and each specific business contract, the stipulations of the specific business contract shall prevail.

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Article 11 Validity of Contract

This Contract shall come into effect on the day it is signed or sealed by both Parties.

Article 12 Number of Copies of Contract

This Contract is in quadruplicate. The personnel of both parties shall each keep one copy, the registration authority one copy, and the Creditor one copy, all having the same effect.

Article 13 Advice

Party B has already requested Party A to fully and correctly understand all the articles herein, and given relevant explanations upon Party A’s request. Each Party to this Contract has the same understanding of the meanings contained herein.

Party A (signed and sealed)	Party B (signed and sealed)

Legal Representative	Legal Representative

Or Authorized Person	Or Authorized Person

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Signed on 3 November 2008

Signed at Huaqiao City, Shenzhen

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Maximum Mortgage Contract

[Logo] Agricultural Bank of China

[two partial seals of Agricultural Bank and NeoPhotonics

superimposed on right margin]

Maximum Mortgage Contract

Contract no.: 81906200800002098

Mortgagee (Name in full): Agricultural Bank of China Shenzhen Huaqiao City Branch

Mortgagor (Name in full):(1)	NeoPhotonics (China) Co., Ltd.

Whereas the Mortgagor is willing to provide maximum mortgage guarantee for the debts under a series of business contracts (hereinafter referred to as the “Master Contracts”) signed between the Mortgagee and NeoPhotonics (China) Co., Ltd. (hereinafter referred to as the “Debtor”) pursuant to Article 1 hereof, this Contract is hereby made between the Parties after reaching an agreement through consultation in accordance with the relevant State laws and regulations.

Article 1  Secured Principal Debts and Maximum Amount

1.        The Mortgagor is willing to provide guarantee for the following debts between the Mortgagee and the Debtor. The maximum balance of the secured debts is equivalent to RMB (in words) FIFTY MILLION YUAN ONLY. Foreign currency businesses, as agreed under this Article 1 (1) hereof, are converted using the offer rate on the day of transaction.

(1)      During the period from 3 November 2008 to 2 November 2009, the Mortgagee shall handle for the Debtor debts arising from various businesses as agreed. Such period is the defined period for the maximum secured debts. The said specific businesses include: (those with a “✓”)

☑ RMB/foreign currency loans	☐ L/C Issuance Finance	☐ Export Packing Loan

☐ Commercial Draft Discounting	☐ Import Bill Advance	☐ Bank Guarantee

☐ Commercial Draft Acceptance	☐ Export Bill Purchase

☑ Other Services:	charging 20% security deposit for bills

(2) The Mortgagee and the Debtor have incurred, under the Master Contracts, the following outstanding debt principals and their corresponding interest, penalty interest, compound interest and cost, in which the interest, penalty interest, compound interest and costs are calculated up to the date of actual repayment as agreed in the corresponding Master Contracts.

Name of Contract	Contract No.	Outstanding Principal	Currency Type
Loan Contract	81101200700000812	15,000,000.00	Renminbi
Loan Contract	81101200700000437	20,000,000.00	Renminbi
Loan Contract	81101200700000120	20,000,000.00	Renminbi

(Any additional table attached due to insufficient space constitutes a part of this Contract.)

2.        The type, amount, interest rate and duration of each transaction secured hereunder are subject to its corresponding legal document or instrument.

3.        Within the agreed term and maximum balance hereunder, the Mortgagee shall release the agreed loans or provide other bank credits hereunder without going through guarantee procedures each time.

4.        For transactions made within the agreed term and maximum balance hereunder, there is no limitation as to the currency type. The Mortgagor shall bear the guarantee obligation in the original currency type.

Article 2  Scope of Mortgage Guarantee

The scope of mortgage guarantee includes the principal debts’ principal, interest, penalty interest, compound interest, default fines, damages, and all costs borne by the Mortgagee arising from the realization of debts and mortgage rights such as litigation (arbitration) costs, legal costs, disposal costs and transfer fees, etc.

For actual amounts in excess of the maximum balance due to changes in exchange rate, the Mortgagor is willing to bear the guarantee obligation.

Article 3  Collateral

1.        The Mortgagor agrees to provide NeoPhotonics Building and A1, 6th Floor, Factory W1, High-Tech Industry Park as the collateral. Details of the aforesaid collateral are stated in (List Name and Number) Real Estate Mortgage List No. 81906200800002098-1/-2. The mortgage lists constitute a part of this Contract, and shall have the same legal effect as this Contract.

2.        The aforesaid collateral is provisionally priced at (currency type and amount in words) RENMINBI FIFTY-NINE MILLION FOUR HUNDRED FORTY-EIGHT THOUSAND SIX HUNDRED AND NINTY-TWO YUAN ONLY, and its ultimate value is subject to the proceeds derived from disposal of the collateral upon realization of the mortgage rights.

Article 4  Mortgagor’s Undertakings

1.        The Mortgagor has already obtained authorization required for the guarantee hereunder in accordance with the relevant requirements and procedures.

2.        The Mortgagor possesses full and undisputed right of ownership or disposition of the collateral.

3.        The collateral may be marketed or assigned according to law.

4.        There exist no circumstances under which the collateral is subject to attachment, seizure or custody.

5.        The Mortgagor shall honestly disclose any payment in arrears such as taxes or construction costs for the collateral, and any circumstances such as the creation of any mortgage or lease of the collateral.

6.        The Mortgagor has already sought consent from the co-owner of the collateral over the mortgage hereunder.

7.        During the mortgage term, the Mortgagor shall immediately notify the Mortgagee in writing under any of the following circumstances:

(1)      The collateral is attached, seized, under custody or other mandatory measures are imposed;

(2)      The Mortgagor changes its capital structure or operation system, including, but not limited to, contracting, leasing, shareholding reform, joint operation, merging, division, joint venture, asset transfer, etc.;

(3)      The licence of the Mortgagor is revoked, or the Mortgagor is ordered to shut down or dissolved due to other reasons;

(4)      The Mortgagor applies for bankruptcy, restructuring, settlement or a bankruptcy or restructuring petition has been filed against it.

8.        There exist no other circumstances for the collateral that would affect the realization of mortgage rights by the Mortgagee.

Article 5  Effect of Mortgage Rights

The effect of mortgage rights extends to the collateral’s res accessoria, appurtenant rights, matters subrogated, detached, attached, mixed and added, and other property and rights stipulated under laws and regulations.

Article 6  Occupation and Possession of Collateral

1.        The collateral hereunder is occupied and possessed by the Mortgagor. The Mortgagor is obliged to properly manage and reasonably use the collateral. The Mortgagee shall have the right to monitor and inspect the management and usage of the collateral.

2.        During the mortgage term, without the written consent of the Mortgagee, the Mortgagor shall not gift over, assign, lease, remortgage or otherwise dispose of the collateral. With the written consent of the Mortgagee, the Mortgagor may assign, lease or otherwise dispose of the collateral, and the proceeds derived therefrom shall be used for early repayment of debts secured or for deposit.

3.        During the mortgage term, if the collateral is damaged, destroyed, expropriated, acquired or its ownership falls into the hands of a third person due to attachment, mixing, or addition, the Mortgagor shall take effective measures timely to prevent further losses, and, at the same time, immediately notify the Mortgagee in writing. The Mortgagee shall have the right to be repaid first out of insurance proceeds, compensation or reparation obtained. If the performance period of the secured debts has not expired, the Mortgagee shall have the right to demand early repayment of debts or place in escrow.

4.        During the mortgage term, if the value of the collateral is reduced, the Mortgagee shall have the right to request the Mortgagor to restore the value of the collateral or to provide the Mortgagee with security accepted by the Mortgagee as equivalent to the reduced value.

Article 7  Insurance of Collateral

1.        The Mortgagor shall take out relevant insurance as requested by the Mortgagee, and designate the Mortgagee as the first beneficiary of such insurance policy. The original insurance policy shall be given to and kept by the Mortgagee.

2.        The insurance premium shall be borne by the Mortgagor. The Mortgagor shall pay in full the insurance premium on time and perform other obligations under the insurance contract (including the insurance policy and other insurance certificates; the same below). During the mortgage term, if the mortgagor fails to pay the insurance premium or handle the insurance (renewal) procedures as agreed, the Mortgagee shall have the right to pay the premium or handle the insurance (renewal) procedures on behalf of the Mortgagor, with the relevant costs to be borne by the Mortgagor. The Mortgagor agrees that the said costs shall be transferred directly from its account maintained with the Mortgagee.

3.        During the mortgage term, without the written consent of the Mortgagee, the Mortgagor shall neither unilaterally, or through consultation with the insurer, alter, discharge or terminate the insurance contract; nor waive its right to claim insurance or to claim compensation from a third party.

4.        During the mortgage term, in case of any insurance incident occurring with regard to the collateral, the Mortgagor shall immediately notify the insurer and the Mortgagee, and be responsible for making claims. If the Mortgagor fails to give timely notice or make claims, it shall be liable to compensate for any resulting losses suffered by the Mortgagee.

Article 8  Mortgage Registration

1.        The Mortgagor shall handle the mortgage registration procedures at the relevant registration authority within five days from the effective date hereof. The other rights certificates of the collateral, mortgage registration documents or other rights certificates shall be kept by the Mortgagee.

2.        During the mortgage term, if it is necessary to alter the registration at the registration authority, the Mortgagor shall handle the corresponding alteration procedures promptly at the relevant registration authority.

3.        During the mortgage term, if the Mortgagee assigns the maximum mortgage rights as agreed herein, the Mortgagor shall assist the Mortgagee and the assignee to handle the corresponding alteration procedures.

Article 9  Assignment of Mortgage Rights

1.        Prior to the determination of secured debts of the maximum mortgage hereunder, when assigning a portion of the debts, the Mortgagee shall have the right to assign the corresponding mortgage rights.

2.        Following the determination of secured debts of the maximum mortgage hereunder, when assigning a portion of the debts, the Mortgagee shall have the right not to assign the corresponding mortgage rights.

Article 10      Conclusion of Secured Debts

Under any of the following circumstances, the secured debts of the maximum mortgage hereunder shall be concluded:

1.        Expiry of the defined period. “Expiry of period” includes the expiry of the defined period as agreed in Article 1 hereof, and the early expiry of the defined period as announced by the Mortgagee pursuant to the State laws and regulations or the provisions hereof. In the event that the Debtor is in breach of obligations stipulated in the Master Contracts or the Mortgagor is in breach of obligations stipulated herein, the Mortgagee shall have the right to announce the early expiry of the defined period.

2.        It is not possible to have new debts.

3.        The collateral is attached or seized.

4.        The Debtor or the Mortgagor is announced bankrupt or revoked.

5.        Other circumstances for conclusion of debts as stipulated by law.

Article 11 Realization of Mortgage Rights

1.        Under any of the following circumstances, the Mortgagee shall have the right to exercise the mortgage rights, and may, through consultation with the Mortgagor, be repaid first out of the proceeds from the conversion of the collateral or from the auction or sale of the collateral. If the proceeds do not cover the debts secured hereunder, the Mortgagee may elect to apply the sum to repay the principal, interest, penalty interest, compound interest or costs.

(1)      Upon expiry of the debt performance term under any one of the Master Contracts, the Mortgagee has not yet been repaid. “Expiry of term” includes the expiry of debt performance term under the Master Contracts, and the early expiry of the debts under the Master Contracts as announced by the Mortgagee pursuant to State laws and regulations or the provisions under the Master Contracts;

(2)      The licences of the Debtor and the Mortgagor are revoked, or the Debtor and the Mortgagor are ordered to shut down or dissolved due to other reasons;

(3)      The bankruptcy petitions filed by the Debtor and the Mortgagor are accepted by the People’s Court or a ruling on settlement is made;

(4)      The Debtor and the Mortgagor are dead, or declared missing or dead;

(5)      The collateral is attached, seized, under custody or other mandatory measures are imposed;

(6)      The collateral is damaged, destroyed, expropriated or acquired;

(7)      The Mortgagor fails to restore the value of the collateral or to provide corresponding security as requested by the Mortgagee;

(8)      The Mortgagor is in breach of obligations under this Contract;

(9)      Other circumstances that seriously affect the realization of mortgage rights.

2.        There are two or more items provided by the guarantor (including the items provided by the Debtor itself as guarantee) for the secured debts hereunder, and the Mortgagee shall have the right to exercise the guarantee rights with respect to any one or each of the items.

3.        The Mortgagor is a third person other than the Debtor and the Debtor has at the same time provided a physical security as guarantee for the debts secured hereunder. If the Mortgagee abandons the real rights to security or the sequence of real rights to security or changes the real rights to security, the Mortgagor agrees to continue to provide mortgage guarantee for the debts under the Master Contracts as agreed herein.

“Real rights to security” refers to the real rights created by the physical security which is provided by the Debtor for the debts under the Master Contracts.

Article 12 Default Liability

1.      After this Contract has come into effect, if the Mortgagee fails to perform its contractual obligations, it shall be liable to compensate the losses suffered by the Mortgagor.

2.      If the Mortgagor has committed any one of the following acts, the Mortgagor shall pay to the Mortgagee a default fine calculated at             % of the maximum balance of the secured debt hereunder, and fully compensate the Mortgagee’s losses:

(1)     Failure to obtain legal and valid authorization required for the guarantee hereunder;

(2)     Failure to honestly disclose any payment in arrears such as taxation or construction costs for the collateral, and the existence of co-ownership, disputes, objections with respect to the collateral, and any mortgage or lease of the collateral or any attachment, seizure and supervision;

(3)     Failure to handle mortgage registration procedures as agreed herein;

(4)     Disposal of the collateral without obtaining the written consent of the Mortgagee;

(5)     Failure to restore the value of the collateral or to provide corresponding security as requested by the Mortgagee;

(6)     Other acts that are in breach of the provisions hereof or that would affect the realization of mortgage rights by the Mortgagee.

Article 13 Sharing of Costs

Costs incurred from the registration, valuation, insurance, appraisal, certification, and escrow in relation to the collateral hereunder are to be borne by the Mortgagor.

Article 14 Dispute Resolution

Any dispute arising during contractual performance may be resolved by the Parties through consultation, and by method 1 below

1.      Litigation. Governed by the People’s Court of the place of the Mortgagee’s residence.

2.      Arbitration. Filed with                 /                 (full name of arbitration authority) for arbitration pursuant to arbitration rules.

During litigation or arbitration, this Contract shall continue to be performed except for the articles in dispute.

Article 15 Miscellaneous

1.      The Mortgagor shall take the initiative to understand the Debtor’s operating situation and the occurrence and execution of various transactions hereunder. The Master Contracts, relevant legal documents or instruments relating to such transactions hereunder will no longer be sent to the Mortgagor.

Article 16 Validity of Contract

This Contract shall come into effect on the day it is signed or sealed by the Parties.

Article 17 This Contract is in quadruplicate. The Mortgagee shall keep two copies, the Mortgagor one copy, the Debtor     /     copy, and the mortgage registration authority one copy, all having the same effect.

Article 18 Advice

The Mortgagee has already requested the Mortgagor to fully and correctly understand all the articles herein, and given relevant explanations upon the Mortgagor’s request. Each Party to this Contract has the same understanding of the meanings contained herein.

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Mortgagee (signed and sealed)	Mortgagor (signed and sealed)

[seal] Agricultural Bank of China	[seal] NeoPhotonics (China) Co., Ltd.

Shenzhen Huaqiao City Branch

[signature, illegible]	[signature, illegible]

Person-in-charge	Legal representative

Or Authorized Person	Or Authorized Person

Mortgagor (signed and sealed)	Mortgagor (signed and sealed)

Legal Representative	Legal Representative

Or Authorized Person	Or Authorized Person

Signed on 25 December 2008

Signed at Shenzhen Huaqiao City

Debtor’s declaration: The above Maximum Mortgage Contract has been received, and there is no objection to any of the articles.

Debtor (signed and sealed)

[seal] NeoPhotonics (China) Co., Ltd.

[signature, illegible]

Legal Representative

Or Authorized Person

Received on: 25 December 2008

  ABCS (2007) 2009

List of Real Estate Mortgage

Mortgagee (Name in full): Agricultural Bank of China Shenzhen Huaqiao City Branch
Mortgagor (Name in full): NeoPhotonics (China) Co., Ltd.	No. 81906200800002098-1

Name of Collateral	NeoPhotonics Building
Property Rights Owner	NeoPhotonics (China) Co., Ltd.	Construction Land Use Right Permit No.
Location	Shahe Road West, Nanshan District (High-tech Industry Park)	Type of Construction Land Use Right
Property Certificate No.	Shen Fang Di Zi No. 4000378353 [superimposed seals of Agricultural Bank and NeoPhotonics]	Term of Use Right	From January 2001 to January 2051
Construction Date	2002-8-28	Purpose of Construction Land Use Right
Property Usage	High-tech research and development	Area of Construction Land Use Right	Sq.m.
Floor Area of Property	19,834.09 sq.m	Site Area	Sq.m.
Property Mortgage Area	19,834.09 sq.m	Construction Land Use Right Mortgage Area	Sq.m.
Mortgage or Lease Conditions	No mortgage, no lease
Provisional Price for Property Mortgage	RMB 54,149,150.00 yuan
Mortgagor (signed and sealed)			Mortgagee (signed and sealed)
[seal] NeoPhotonics (China) Co., Ltd.			[seal] Agricultural Bank of China Shenzhen

Legal Representative		Huaqiao City Branch
Or Authorized Person [signature, illegible]	25 - 12 - 2008	Legal Representative [signature, illegible]
Or Authorized Person 25 -12 - 2008
This list constitutes a part of (Name of Contract) Maximum Mortgage Contract (Contract No.: 81906200800002098)
Remarks:

  ABCS (2007) 2009

List of Real Estate Mortgage

Mortgagee (Name in full): Agricultural Bank of China Shenzhen Huaqiao City Branch
Mortgagor (Name in full): NeoPhotonics (China) Co., Ltd.	No. 81906200800002098-2

Name of Collateral	A1, 6th Floor, Factory W1, High-tech Industry Park
Property Rights Owner	NeoPhotonics (China) Co., Ltd.	Construction Land Use Right Permit No.
Location	1st South Keji Road, Nanshan District	Type of Construction Land Use Right
Property Certificate No.	Shen Fang Di Zi No. 4000378355 [superimposed seals of Agricultural Bank and NeoPhotonics]	Term of Use Right	From July 1995 to July 2045
Construction Date	1996-8-31	Purpose of Construction Land Use Right
Property Usage	High-tech factory	Area of Construction Land Use Right	Sq.m.
Floor Area of Property	2,170.28 sq.m	Site Area	Sq.m.
Property Mortgage Area	2,170.28 sq.m	Construction Land Use Right Mortgage Area	Sq.m.
Mortgage or Lease Conditions	No mortgage, no lease
Provisional Price for Property	RMB 5,299,542.00 yuan

Mortgage
Mortgagor (signed and sealed) [seal] NeoPhotonics (China) Co., Ltd. Legal Representative		Mortgagee (signed and sealed) [seal] Agricultural Bank of China Shenzhen Huaqiao City Branch
Or Authorized Person [signature, illegible]	25- 12 - 2008	Legal Representative [signature, illegible]
Or Authorized Person 25 -12 - 2008
This list constitutes a part of (Name of Contract) Maximum Mortgage Contract (Contract No.: 81906200800002098)
Remarks: